UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 31 , 2007

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
                    Florida                                                      0-29994                                           20-3379902
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                        (State or other jurisdiction of jurisdiction)  (Commission File Number)    (IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July31, 2007, Inform Worldwide Holdings, Inc.’s (the “Company”) wholly owned subsidiary, One World Energy Corporation (“OWEC”), entered into an Independent Contractor Agreement with Ralph Smith and Son, Inc. pursuant to which OWEC has granted Smith the right of first refusal as mining operator for surface coal mining projects OWEC acquires. OWEC will provide the necessary operating capital and equipment for each project.  Smith will receive forty percent (40%) of the net revenue generated from each project.  As additional consideration for entering into the Contractor Agreement Smith assigned all rights and privileges to the Motoncha and Selinger Leases for the purpose of mining and removing coal from approximately 62 acres located in Conemaugh Township, Indiana County, Pennsylvania, l.

In addition, OWEC and Smith entered Contract Mining Agreement for the Nowrytown #1 Mine project, located in Conemaugh Township, Indiana County, Pennsylvania, pursuant to which, as mentioned above, Smith will receive forty percent (40%) of the net revenue with OWEC providing the operating capital and equipment for the project

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Independent Contractor Agreement dated July 31, 2007, between Ralph Smith & Son, Inc .and One World Energy Corporation
10.2	Assignment of Lease Amendment dated July 31, 2007, between Millwood Development Inc .and One World Energy Corporation
10.3	Contract Mining Agreement dated July 31, 2007, between Ralph Smith & Son, Inc .and One World Energy Corporation
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

        By:   /s/ Ashvin Mascarenhas
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Name:  Ashvin Mascarenhas
                               Title:  CEO and Director

Date:           August 6, 2007